UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

 Date of Report (Date of earliest event reported): April 7, 2016

FREEZE TAG, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-54267	20-4532392
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

18062 Irvine Blvd, Suite 103 Tustin, California	92780
(Address of principal executive offices)	(zip code)

(714) 210-3850

(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant's Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On April 7, 2016, we entered into a Convertible Promissory Note (the "Note") with an accredited investor (the "Accredited Investor") under which the Accredited Investor agreed to loan us up to Five Hundred Thousand Dollars ($500,000). The Note bears interest at Ten Percent (10%) per annum and matures on April 7, 2017. Under the terms of the Note, the Accredited Investor agreed to loan us Sixty Thousand Dollars ($60,000) upon execution of the Note and can loan us the additional amounts up to Five Hundred Thousand Dollars ($500,000) at any time in their sole discretion. The Accredited Investor has the right, at any time after April 7, 2016, at its election, to convert all or part of the amounts due to it under the Note into shares of our common stock. The conversion price shall be the lesser of (a) $0.003 per share of our common stock or (b) Fifty Percent (50%) of the average of the three (3) lowest trade prices on three (3) separate trading days of our common stock recorded after April 7, 2016, or (c) the lowest effective price per share granted to any person or entity after April 7, 2016 to acquire our common stock or adjust, whether by operation of purchase price adjustment, settlement agreements, exchange agreements, reset provision, floating conversion or otherwise, any outstanding warrant, option or other right to acquire our common stock or outstanding our common stock equivalents, excluding any lower price per share offered to any of our officers and directors. However, the Accredited Investor may not convert the amounts due under the Note into shares of our common stock if such conversion would cause it to own more than 4.99% of our then-outstanding common stock. The Note also contains piggyback registration rights. In the event we default under the terms of the Note, we owe 150% of the principal amount then due under the Note immediately.

As an example, if the Accredited Investor loans us the entire Five Hundred Thousand ($500,000), the principal due under the Note would convert into 666,666,667 shares of our common stock calculated from our closing stock price on February 11, 2015 of $0.0015 per share. The number of shares of our common stock we may have to issue under the Note depends on a variety of factors, including, but not limited to, our stock price, the amount loaned to us under the Note, and the interest we owe on the outstanding principal. However, due to the limiter contained in the Note, the Accredited Investor cannot convert into more than 4.99% of our then-outstanding common stock.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Freeze Tag, Inc., a Delaware corporation

Date: April 11, 2016	By	/s/ Craig Holland
Craig Holland,
President and Chief Executive Officer (Principal Executive Officer)